                                                                     Exhibit 24

                          LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

        Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of James Dentzer and Michael Todisco, a Limited
Power of Attorney for Dicerna Pharmaceuticals, Inc., a Delaware corporation (the
"Company"), in Mr. Dentzer or Mr. Todisco's capacity, as applicable, as an employee of the Company, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

        (1)     prepare, execute, acknowledge, deliver and file Forms 3, 4, and
5 (including any amendments thereto) with respect to the securities of the
Company, and Form ID or other information to secure an access and any other code and/or CIK number to permit filing via EDGAR with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

        (2)     seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

        (3)     perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

        The undersigned acknowledges that:

        (1)     this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

        (2)     any documents prepared and/or executed by either such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

        (3)     neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

        (4)     this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

        The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

        This Power of Attorney shall remain in full force and effect until the earliest of (a) the undersigned is no longer required to file Section 16 reports with respect to his/her holdings of and transactions in or involving securities issued by the Company, (b) neither Mr. Dentzer nor Mr. Todisco is employed by the Company, or (c) if revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

                        Power of Attorney Signature Page

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15 day of December, 2014.

                                        /s/ Theodore Ashburn
                                        ----------------------------------------
                                        Signature

                                        Theodore Ashburn
                                        ----------------------------------------
                                        Print Name

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               {PRIVATE}CERTIFICATE OF
                   ACKNOWLEDGMENT
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{PRIVATE}State of [    ]MA.
County of [   ]Middlese x

On 12/15/14, before me, Jayne Donnelly, Notary Public, personally appeared
Theodore Ashburn personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(NOTARY SEAL)     NOTARY SIGNATURE      /s/ Jayne Donnelly
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                                        EXP. 2/28/19